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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-64193) pertaining to the School Specialty, Inc. 1998 Stock Incentive Plan of our report dated January 30, 1998 with respect to the financial statements of Select Service & Supply Co., Inc. included in this Current Report (Form 8-K/A) of School Specialty, Inc. dated February 9, 1999.

                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP


Hackensack, New Jersey
April 21, 1999